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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Morgan Stanley Dean Witter & Co. of our reports dated January 12, 2001, included in this Annual Report on Form 10-K/A of Morgan Stanley Dean Witter & Co. for the fiscal year ended November 30, 2000:

Filed on Form S-3:
     Registration Statement No. 33-57202
     Registration Statement No. 33-60734
     Registration Statement No. 33-89748
     Registration Statement No. 33-92172
     Registration Statement No. 333-07947
     Registration Statement No. 333-22409
     Registration Statement No. 333-27881
     Registration Statement No. 333-27893
     Registration Statement No. 333-27919
     Registration Statement No. 333-46403
     Registration Statement No. 333-46935
     Registration Statement No. 333-76111
     Registration Statement No. 333-75289
     Registration Statement No. 333-34392
     Registration Statement No. 333-47576

Filed on Form S-4:
     Registration Statement No. 333-25003

Filed on Form S-8:
     Registration Statement No. 33-62374
     Registration Statement No. 33-63024
     Registration Statement No. 33-63026
     Registration Statement No. 33-78038
     Registration Statement No. 33-79516
     Registration Statement No. 33-82240
     Registration Statement No. 33-82242
     Registration Statement No. 33-82244
     Registration Statement No. 333-04212
     Registration Statement No. 333-28141
     Registration Statement No. 333-25003
     Registration Statement No. 333-28263
     Registration Statement No. 333-62869
     Registration Statement No. 333-78081
     Registration Statement No. 333-95303
     Registration Statement No. 333-55972

/s/ Deloitte & Touche LLP
New York, New York
February 20, 2001